Exhibit 10.2

Standard Terms and Conditions for Tree.com BU Holding Company, Inc.

Restricted Stock Award

Overview

These Standard Terms and Conditions apply to the grant awarded to you by Tree.com BU Holding Company, Inc. (the “Company”) of restricted shares of the Company’s Class B Common Stock (the “Restricted Shares”).  You were notified of your award of Restricted Shares (your “Award”) in a letter from Company (the “Award Letter”).  Such letter and these Standard Terms and Conditions shall constitute the “Agreement” governing your Award.

The meanings of all capitalized terms not defined within the text of these Standard Terms and Conditions are set forth under “Definitions” section of these Standard Terms and Conditions of the Award Letter, as applicable.

Continuous Service

In order for your Award to vest, you must be continuously employed by Tree or a Related Company from the Grant Date through the Vesting Date, as those dates are specified in the Award Letter.  Subject to the Early Vesting Events described below, if you incur a Separation from Service from Tree and its Related Companies prior to the Vesting Date for any reason, any rights you may have with regard to unvested Restricted Shares shall be forfeited at that time, notwithstanding your return to active employment with Tree or a Related Company prior to the Vesting Date.

Early Vesting Events

Notwithstanding the above, if, prior to the Vesting Date any of the following events (each, an “Early Vesting Event”) occur, you shall become vested in a Pro-Rata number of your Restricted Shares:

(i)                                     You incur a Separation from Service due to death or Disability;

(ii)                                  You incur a Separation from Service without Cause;

(iii)                               You incur a Separation from Service for Good Reason; or

(iv)                              The Company experiences a Change in Control.

Dividends

During the period beginning with the Grant Date and ending with the Vesting Date (or the earlier forfeiture of your Restricted Shares), you will have the right to receive dividends on the Restricted Shares, if any, to the extent dividends are paid by the Company on its authorized and issued shares of Company Stock to its stockholders of record.  These dividends, if any, will be paid at the same rate and at the same time as such dividends are paid by the Company on its authorized and issued shares.  However, these dividends, if any, will be paid into an account bearing annual interest at the Wall Street

Journal Prime Interest Rate at the end of each calendar year and will be held until you have met the requirements for the vesting of the Restricted Shares as provided above, at which time the accumulated dividends attributable to the Restricted Shares that have vested and become transferable on the Vesting Date shall be paid to you in a single lump sum distribution within 30 days following the Vesting Date.  Any dividends attributable to Restricted Shares that do not vest as of the Vesting Date shall be forfeited.

The Company’s obligation under this section shall be an unfunded and unsecured promise to pay.  The Company shall not be obligated under any circumstances to fund its financial obligations under this section prior to the date any dividends become payable pursuant to the terms of this Agreement.  All dividends held in the account described above will remain general assets of the Company subject to the claims of its general creditors.  This Agreement does not give to you any ownership interest in any assets of the Company, and all rights of ownership in the accumulated dividends are and remain in the Company.  Your right to receive payment of accumulated dividends attributable to vested Restricted Shares shall be solely those of an unsecured general creditor of the Company.

Power of Attorney

You hereby appoint the Company as your attorney in fact, with full power of substitution, and authorize the Company to provide instructions to the Company’s registrar and transfer agent for Company Stock as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement, including, upon the occurrence of a forfeiture pursuant to the continuous service requirements described above, to notify the registrar and transfer agent of the forfeiture of such shares, together with instructions to cancel the shares forfeited.  The registrar and transfer agent shall be entitled to rely upon any notices and instructions delivered by your attorney in fact under the terms of this Agreement.

Book Entry Form and Delivery of Shares

The Company shall, as soon as administratively feasible after your acceptance and execution of this Agreement, direct the Company’s transfer agent for Company Stock to make a book entry record showing ownership for the Restricted Shares in your name, subject to the terms and conditions of this Agreement.  As soon as practicable following the date on which the Restricted Shares become nonforfeitable and fully transferable pursuant to the vesting provisions described above, the Company will issue appropriate instructions to that effect to the transfer agent for Company Stock.

Rights as a Stockholder

Subject to the provisions of this Agreement, you generally will have all of the rights of a holder of Company Stock with respect to all of the Restricted Shares awarded to you under this Agreement from and after the Grant Date until the shares either vest or are forfeited and to receive dividends or other distributions paid thereon, as provided above.

Transfer Restrictions

You may not sell, assign, transfer, pledge, hypothecate or encumber your right to receive Restricted Shares under this letter prior to the time such Restricted Shares become fully vested in accordance with this letter.  In addition, your receipt of any shares of Company Stock awarded to you pursuant to this Agreement is contingent upon you (and any transferees, successors or assigns) agreeing to be bound to the transfer restrictions set forth below.

(a)                                  General.  You may not sell, offer, assign, pledge, transfer or otherwise dispose of any interest in any Restricted Shares or shares of the Company’s Class B Common Stock (collectively, “Shares”) (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (“Sell”, “Sale”, or “Sold”), except pursuant to (i)(A) any Sale of Shares to the public pursuant to an underwritten offering registered under the Securities Act of 1933, as amended (the “Securities Act”), or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (a “Public Offering”), or (B) the provisions of this Agreement and (ii) your Restricted Shares has become fully vested in accordance with this Agreement.

(b)                                 Permitted Transfers.  Subject to the terms of this Agreement, you may Sell all or a portion of your Shares without abiding by the requirements set forth in paragraph (c) below to any Permitted Transferee (as defined below); however, as a condition to any Sale pursuant to this paragraph (b), the Permitted Transferee must agree in writing that it shall be subject to and bound by the provisions of this Agreement.  Notwithstanding the foregoing, you may not avoid the provisions of this Agreement by making one or more Sales to Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or effecting any other material change in ownership of such Permitted Transferee.  For purposes of this Agreement:

(i)                                     “Permitted Transferee” means:  (1) your spouse, parent, descendant or sibling, if you retain voting control of such Shares, or (2) any trust for your benefit or the benefit of your spouse, children and/or lineal descendants, provided that you act as trustee and retain the sole power to direct the voting and disposition of any Shares held by such trust; provided, however, that in both circumstances no Shares may be transferred to a minor except in trust or pursuant to the Uniform Gifts to Minors Act.  If you transfer some or all of your Shares to a Permitted Transferee you shall be referred to herein, as such Permitted Transferee’s “Employee Transferor.”

(ii)                                  an “Affiliate” of a Person means any stockholder, partner, member or other equity owner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person; and

(iii)                               “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(c)                                  Right of First Refusal.

(i)                                     Offer to Sell Shares.  Except as provided in paragraphs (a) and (b) above, if you (hereinafter referred to as the “Selling Stockholder”) shall desire to voluntarily or involuntarily Sell all or any of your Shares, you must first receive a bona fide written offer from a third party prospective purchaser to purchase such Shares and then deliver to the Company a written notice (“ROFR Notice”) containing the following information:

(A)                              The name and address of the prospective purchaser of such Shares;

(B)                                The number of Shares that the Selling Stockholder desires to Sell;

(C)                                The price being offered to the Selling Stockholder and the terms of payment and any other terms and conditions of such offer; and

(D)                               The proposed closing date for the transaction, which shall be not less than 60 nor more than 90 days after the date of delivery of the ROFR Notice.

For a period of 30 days after the giving of the ROFR Notice by the Selling Stockholder, the Company shall have the option, exercisable in whole or in part by notice in writing to the Selling Stockholder, to purchase all or any portion of the Shares that are proposed to be Sold, at the lesser of: (1) the price and upon the terms and conditions set forth in the ROFR Notice; or (2) the per-share “Purchase Price” determined pursuant to the “Company Repurchase Right” section of this Agreement multiplied by the number of Shares to be purchased by the Company.  The decision to exercise such option, and action on such option may be taken by the majority of the members of the Company’s Board of Directors (the “Board”) (exclusive of the Selling Stockholder).  A failure by the Company to give written notice of exercise during such period shall be deemed a rejection by the Company of its option to purchase.

(ii)                                  Non-Cash Consideration for Shares.  If any consideration to be received by a Selling Stockholder from a prospective purchaser of its Shares consists of property other than cash, then the Company, if it exercises its option to purchase the Selling Stockholder’s Shares, may deliver to the Selling Stockholder, in payment of the non-cash portion of the purchase price for the Shares proposed to be Sold, an amount of cash equal to the fair market value of the non-cash consideration that has been offered to the Selling Stockholder.  For purposes hereof, the “fair market value” of non-cash consideration shall in each case be agreed upon by the Selling Stockholder and the Company as provided in this Agreement, or, in the absence of such agreement, such “fair market value” shall be determined by an appraisal thereof by three independent qualified “Appraisers” (as such term is defined in the “Company Repurchase Right” section of this Agreement), one being selected by the Company, and the third Appraiser being selected by the two appraisers thus chosen.  The cost of any such appraisal shall be borne equally by the parties to the appraisal proceeding.  Any closing provided for herein may be extended for such reasonable period of time as may be necessary in order for a required appraisal to be completed.  In the event of an appraisal pursuant to this paragraph (c)(ii), the parties agree to be bound thereby.

(iii)                               Closings.  If the Company exercises its option to purchase granted under this section 1 of the Agreement, then the closing of the purchase and sale transaction shall be held at the principal office of the Company on a date designated by the Company, which date in no event shall be later than 90 days after the Selling Stockholder gives the ROFR Notice.

(iv)                              Right to Transfer.  If the Company does not elect to purchase all the Shares that a Selling Stockholder desires to Sell, for a period of 90 days from the earlier of the date of any closing pursuant to this paragraph (c)(iv) or the expiration of the last option provided for in this paragraph (c), the Selling Stockholder shall have the right to Sell the Shares covered by the bona fide offer to the prospective purchaser named in the ROFR Notice; provided, however, that the Sale is made in strict accordance with the terms of sale set forth in the ROFR Notice and paragraphs (a) through (c).  In addition, as a condition to any such Sale, the purchaser of the Shares must agree in writing that it shall be subject to and bound by the provisions of this Agreement.  In the event that the Sale of the unsold portion of the Shares covered by the bona fide offer is not consummated within such 90 day period, then the Selling Stockholder’s right to Sell such Shares shall be deemed to lapse, and any Sale of such Shares without additional notice to the Company and full compliance again with the provisions of this paragraph (c) of Appendix A shall be deemed to be in violation of the provisions of this Agreement.

(v)                                 Prohibited Transfers Void.  Any purported Sale of Shares in violation of this Agreement shall be void and shall not transfer any interest or title to any Shares to the purported transferee.  The Company shall not be required to transfer on its books any Shares Sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of those Shares or to pay dividends to any transferee to whom any of those Shares shall have been so Sold.

(d)                                 Transfers, Future Sales.  Prior to you transferring any Shares (other than pursuant to an Approved Sale or Public Offering) to any Person, you shall cause the prospective stockholder or transferee to be bound by this Agreement and to execute and deliver to the Company a counterpart signature page to this Agreement in the form of Exhibit I hereto.  Such prospective stockholder or transferee of Shares held by you shall be deemed to be a stockholder of the Company hereunder from and after the date such prospective stockholder or transferee executes this Agreement.

(e)                                  Termination of Transfer Restrictions.  The transfer restrictions set forth in this Agreement shall cease to apply following the consummation of a Public Offering.

Fractional Shares

A fractional share of Company Stock will not be issued and any fractional shares will be disregarded.

Adjustments

If the number of outstanding shares of Company Stock is increased or decreased as a result of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, or other change in the Company’s capitalization without the receipt of consideration by the Company, the number and kind of your unvested Restricted Shares shall be proportionately adjusted by the Company (with approval by the Committee as necessary) whose determination shall be binding.

Notices

Any notice to be given to the Company under the terms of this Agreement shall be addressed to:

LendingTree, LLC

11115 Rushmore Drive

Charlotte, NC 28277

Attn: Legal Department

Applicable Withholding Taxes

No Restricted Shares that have become vested and fully transferable pursuant to this Agreement shall be delivered to you until you have paid to the Company the amount that must be withheld with respect to those Restricted Shares under federal, state and local income and employment tax laws (the “Applicable Withholding Taxes”) or you and the Company have made satisfactory arrangements for the payment of such taxes. As an alternative to making a cash payment to satisfy the Applicable Withholding Taxes, the Company (with approval by the Committee as necessary) may in its discretion (a) permit you to deliver shares of Company Stock which you already own (valued at their Fair Market Value as of the delivery date) in whole or partial satisfaction of such taxes or (b) have the Company retain that number of Restricted Shares (valued at their Fair Market Value as of the delivery date) that would satisfy the Applicable Withholding Taxes.

The Company shall withhold Applicable Withholding Taxes with respect to accumulated dividends directly from the amount of such accumulated dividends payable to you pursuant to this Agreement.

Applicable Securities Laws

The Company may delay delivery of Restricted Shares that have become vested and fully transferable pursuant to this Agreement until (a) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (b) receipt of any required representation by you or completion of any registration or other qualification of such shares under any state or federal law or regulation that the Company’s counsel shall determine as necessary or advisable, and (c) receipt by the Company of advice by counsel that all applicable legal requirements have been complied with. Additionally, you may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws.

Acceptance of Restricted Shares

By signing the Award Letter under which you were awarded the Restricted Shares, you indicate your acceptance of these Restricted Shares and your agreement to the terms and conditions set forth in this Agreement, which shall become the Company’s Restricted Stock Award Agreement with you.  Unless the Company otherwise agrees in writing, this Agreement will not be effective as a Restricted Stock Award Agreement if you do not sign and return a copy.

Company Repurchase Right

As a condition to your receipt of any Restricted Shares awarded to you pursuant to this Agreement, you (and any transferees, successors or assigns) hereby irrevocably grant the Company (including its successors or assigns) the right, exercisable by notice in writing to you (the “Repurchase Notice”), to purchase all of your vested Restricted Shares.  The Repurchase Notice should contain the number of vested Restricted Shares the Company desires to purchase from you.  The “Purchase Price” of such shares shall be equal to (a) the number of vested Restricted Shares the Company desires to purchase from you pursuant to the Repurchase Notice, multiplied by (b) the “Fair Value” (as determined below) of a share of Company Stock.  The Company may pay the Purchase Price in cash, shares of Tree common stock, or a combination of cash and shares of Tree common stock; provided, however, the Company may not pay any portion of the

Purchase Price in shares of Tree common stock unless such amounts are paid pursuant to an Tree equity plan previously approved by Tree’s shareholders or prior to Tree obtaining shareholder approval of this Agreement.  The “Fair Value” means, as of any time, with respect to each share of Company Stock, the amount payable in respect of such share of Company Stock assuming the Company were sold as a going concern as of a date that is within 15 days of the date as of which the determination is to be made, in an arm’s length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.  The determination of Fair Value shall be determined by the Company in good faith; provided that in the event you disagree with the Company’s determination of the Fair Value of the Company Stock during the 30-day period immediately following the delivery of the Repurchase Notice, then you and the Company shall each select an “Appraiser” (as defined herein).  The two Appraisers so selected (the “Initial Appraisers”) shall determine each share of Company Stock’s Fair Value.  If the higher value is not more than 10% greater than the lower value, then the average of such values shall be deemed to be the Fair Value; otherwise, the Initial Appraisers shall select an additional Appraiser (the “Additional Appraiser”).  If they fail to select such Additional Appraiser, then either you or the Company may apply, after written notice to the other, to any judge of any court of general jurisdiction for the appointment of such Additional Appraiser.  The Additional Appraiser shall then determine a third determination of Fair Value and the Fair Value shall be the average of such Additional Appraiser’s value and the Initial Appraiser’s value that is closest in value to such Additional Appraiser’s value.  Each party shall pay the expenses and fees of the appraiser selected by it, and, if an Additional Appraiser is employed, the party who selected the Initial Appraiser whose value was farther from that determined by the Additional Appraiser shall pay all the expenses and fees of the Additional Appraiser.  The term “Appraiser” means a firm of independent certified public accountants, an investment banking firm or appraisal firm (which firm shall own no securities of, and shall not be an affiliate, subsidiary or a Related Company of the Company, Tree or any Related Company) of recognized national or regional standing.  The Company may exercise its right to repurchase all of your vested Restricted Shares (i) within 60 days following the availability of the final financial results of the Company for the fiscal year of the Company ending immediately following the Vesting Date (or date on which an Early Vesting Event occurs, if applicable); and (ii) with respect to each subsequent anniversary of the Vesting Date (or date on which an Early Vesting Event occurs, if applicable), within 60 days following the availability of the final financial results of the Company for the fiscal year of the Company ending immediately following such subsequent anniversary.  If the Company exercises its right to purchase all of your vested Restricted Shares pursuant to this section, then the closing of the purchase and sale transaction shall be held at the principal office of the Company on a date designated by the Company, which date in no event shall be later than 90 days after the Company gives the Repurchase Notice.  You shall have no right to vote as a stockholder of the Company on the decision to exercise such repurchase right.

Sale Right

Upon becoming vested in your Restricted Shares, you shall have the right, exercisable by notice in writing to the Company (the “Sale Notice”), to require the Company to purchase all of your vested Restricted Shares.  The Sale Notice should contain the number of vested Restricted Shares you wish the Company to purchase from you.  The sale price of such shares shall be equal to (a) the number of Restricted Shares you wish to sell to the Company, multiplied by (b) the Purchase Price (as defined above).  You may exercise your right to require the Company to purchase your vested Restricted Shares (i) within 60 days following the availability of the final financial results of the Company for the fiscal year of the Company ending immediately following the Vesting Date (or date on which an Early Vesting Event occurs, if applicable); and (ii) with respect to each subsequent anniversary of the Vesting Date (or date on which an Early Vesting Event occurs, if applicable), within 60 days following the availability of the final financial results of the Company for the fiscal year of the Company ending immediately following such subsequent anniversary.  If you elect to exercise your right to require the Company purchase all of your vested Restricted Shares pursuant to this Section 15, then the closing of the purchase and sale transaction shall be held at the principal office of the Company on a date designated by the Company, which date in no event shall be later than 90 days after you give the Company the Sale Notice.

Power of Attorney; Sale or Other Disposition by Majority Interest

As a condition to receipt of any Restricted Shares awarded to you pursuant to this Agreement, you (and any transferees, successors or assigns) hereby irrevocably appoint the Company as your agent and attorney-in-fact, with full power of substitution for and in your name, to sell, exchange, transfer or otherwise dispose of all or a portion of your Restricted Shares and to do any and all things and execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such powers of attorney to become operable only in connection with a Change in Control.  Any sale, exchange, transfer or other disposition of all or a portion of your Restricted Shares pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other disposition of unrestricted shares of the Company’s Class B Common Stock owned by the holder or holders of a majority of the issued and outstanding shares of Class B Common Stock.  For purposes of determining the sale price per share of the Restricted Shares under this section, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Class B Common Stock in connection with any employment, consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition.  The foregoing power of attorney does not impose and shall not be deemed to impose any fiduciary duty (except as set forth in this section) or obligation on either the Company and shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by your death, bankruptcy or your adjudication of incompetency or insanity or the occurrence of any other event.

Termination of Repurchase Right, Sale right and Power of Attorney

Notwithstanding the foregoing, the Company’s Repurchase Right, your Sale Right and the power of attorney provisions (as described in three immediately preceding sections of this Agreement) shall cease to apply in the event the Company’s capital stock (as described in the “Representations and Warranties of the Company” section below) becomes publicly traded on a nationally-recognized stock exchange or authorized for trading through NASDAQ.  You agree that, in connection with a transaction that results in the Company’s capital stock becoming publicly-traded, you shall, if requested by the underwriter of such transaction, enter into a customary lockup agreement relating to the Restricted Shares.

Your Representations and Warranties

You hereby represent and warrant to the Company as follows:

(a)           You are acquiring the Restricted Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Restricted Shares.

(b)           You understand that (i) the Restricted Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; (ii) the Restricted Shares may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Securities Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom; and (iii) the Company is not under any obligation to register or cause to be registered the Restricted Shares under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available.

(c)           You (i) have such knowledge and experience in financial and business matters so that you are capable of evaluating, and have evaluated, the relative merits and risks of owning the Restricted Shares and (ii) have adequate means of providing for your current economic needs and possible personal contingencies, have no need for liquidity in your investment in the Restricted Shares and are able financially to bear the risks of ownership of the Restricted Shares.

(d)           You are aware of and acknowledge the following:

(i)            that no Federal or state agency has made any finding or determination regarding the fairness of this investment, or any recommendation or endorsement of the Shares;

(ii)           that neither the officers, directors, agents, Affiliates or employees of the Company, nor any other Person, has expressly or by implication, made any representation or warranty concerning the Company other than as set forth herein;

(iii)          that the past performance or experience of the Company or the Company’s officers, directors, agents or employees will not in any way indicate or predict the results of the ownership of the Shares or of the Company’s activities.

(e)           You have been advised and represented by independent legal counsel regarding your rights and obligations under this Agreement (or you have voluntarily declined to seek such counsel) and you fully understand the terms and conditions contained herein.

(f)            You have all requisite capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  You have duly executed and delivered this Agreement and this Agreement constitutes your legal, valid and binding obligations, enforceable against you in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.  The execution, delivery and performance of this Agreement by you does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which you are a party or any judgment, order or decree to which you are subject.

Representations and Warranties of the Company

The Company hereby represents and warrants to you as follows:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite capacity to enter into this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

(b)           All of the Restricted Shares to be issued hereunder will, on the Grant Date, have been duly authorized, validly issued, fully paid and be non-assessable.

(c)           As of the Grant Date, the authorized capital stock of the Company shall consist of (a) 55,500 shares which are divided into the following classes: (i) 5,000 shares of “Class A Common Stock” (as defined in the Certificate of Incorporation), par value $0.001 per share; (ii) 500 shares of Class B Common Stock, par value $0.001 per share; and (b) 50,000 shares of “Preferred Stock” (as defined in the Certificate of Incorporation), par value $1,000 per share.

Legends and Certificates

All certificates representing shares of Company Stock shall have endorsed in writing, stamped or printed, thereon the following legend, as adjusted to reflect your individual Award:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.  THE TRANSFER OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER LIMITED BY THE PROVISIONS OF THE RESTRICTED STOCK AWARD AGREEMENT AND ALL APPENDICES AND EXHIBITS THERETO, DATED AS [DATE] BETWEEN TREE.COM BU HOLDING COMPANY, INC. AND [SHAREHOLDER] A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF TREE.COM, INC.”

Compliance with Section 409A of the Code

It is intended that this Agreement comply with Section 409A of the Code and Treasury Regulations thereunder to the extent it is subject to Section 409A, and other guidance and transition rules issued thereunder (“Section 409A”), and this Agreement will be interpreted and operated consistently with that intent.  If the Company determines that any provisions of this Agreement do not comply with the requirements of Section 409A, the Company has the authority to amend this Agreement to the extent necessary (including retroactively) in order to preserve compliance with said Section 409A.  The Company also has express discretionary authority to take such other actions as may be permissible to correct any failures to comply in operation with the requirements of Section 409A.  Neither the Company nor you have any discretion to accelerate the timing or schedule of any benefit payment under this Agreement that is subject to Section 409A, except as specifically provided herein or as may be permitted pursuant to Section 409A.

Governing Law

This Agreement will be governed by the State of Delaware without giving effect to any choice or conflict of law principles of any jurisdiction.

Definitions

For purposes of this Agreement, the following terms have the meanings indicated below:

(a)           “Cause” means (i) the willful or gross neglect by you or your employment duties; (ii) your plea of guilty of nolo contendere to, or conviction for, the commission of a felony offense; (iii) your material breach of a fiduciary duty owed to the Company, Tree or a Related Company; or (iv) your material breach of any nondisclosure, non-solicitation or non-competition obligation owed to the Company, Tree or a Related Company.  The determination whether any of the events described in subclauses (i) through (iv) have occurred shall be made by the Company in its sole and absolute discretion.

(b)           “Change in Control” means the happening of any of the following events:

(i)            The acquisition by any individual, entity or “Group” (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (an “Individual”), other than the Company, of “Beneficial Ownership” (as defined in Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that any acquisition that would constitute a Change in Control under this subsection (i) that is also a “Business Combination” (as defined in subclause (iii) below) shall be determined exclusively under subsection (iii) below; or

(ii)           Individuals who, as of the date first written above, constitute the Board of Directors of the Company (the “Company Board”) (such individuals being, the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Company Board; provided, however, that any individual becoming a director subsequent to the date first written above, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors at such time shall become an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Individual other than the Board of Directors of the Company; or

(iii)          Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, the purchase of assets or stock of another entity, or other similar corporate transaction (a

“Business Combination”), in each case, unless immediately following such Business Combination, (1) more than 50% of the Resulting Voting Power shall reside in Outstanding Company Voting Securities retained by the Company’s stockholders in the Business Combination and/or voting securities received by such stockholders in the Business Combination on account of Outstanding Company Voting Securities, and (2) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were Incumbent Directors at the time of the initial agreement, or action of the Company Board, providing for such Business Combination; or

(iv)          Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (1) in no event shall any transaction or event described in subclauses (i) through (iii) above constitute a Change in Control if such transaction or event results in an Individual owning a majority interest in the equity securities or assets of the Company if such Individual owns 15% or more of the outstanding capital stock of Tree or the Company, as applicable, as of the date of this Agreement, and (2) in no event shall the replacement of a majority of members of the Company’s Board of Directors, as described in subclause (ii) above, constitute a Change in Control if Tree maintains Beneficial Ownership of more than 50% of the voting power of the then outstanding equity securities of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Compensation Committee of Tree.

(e)           “Company Stock” means shares of the Company’s Class B Common Stock.

(f)            “Disability” means a (i) a permanent and total disability as determined under the Company’s applicable long-term disability plan, or (ii) if there is no such plan applicable to you, a Disability as determined by the Committee.

(g)           “Good Reason” means your voluntary termination of employment within one hundred and twenty (120) days following the initial existence of one or more of the following conditions which arise without your written consent: (i) a  diminution of your base compensation of twenty percent (20%) or more; (ii) a material diminution of your authority duties or responsibilities; or (iii) a change in the geographic location of more than fifty (50) miles at which you must perform services for the Company, Tree or a Related Company.  Notwithstanding the foregoing, you must provide the Company written notice of the existence of a condition described in subclauses (i) through (iii) above within 60 days following the initial existence of such condition.  The Company, Tree or a Related Company (as applicable) shall then have a period of at least 30 days during which it may remedy the condition.  If the Company, Tree or a Related Company

(as applicable) does not remedy the condition by the end of such 30-day period, you may voluntarily terminate your employment and such termination of employment shall be deemed to constitute Good Reason.

(h)           “Pro-Rata” with respect to a number of Restricted Shares, means the total number of Restricted Shares awarded to you pursuant to this Agreement multiplied by the fraction, (i) the numerator of which is the total number of days from the Grant Date through the date of the applicable Early Vesting Event and (ii) the denominator of which is the total number of days from the Grant Date through the Vesting Date as set forth earlier in this Agreement.

(i)            “Related Company” means any corporation, trade or business that would be required to be treated as a single employer with Tree under Code Sections 414(b) or (c), provided that, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(j)            “Resulting Voting Power” means the outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body) of the entity resulting from a Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or substantially all of the Corporation’s assets either directly or through one or more subsidiaries).

(k)           “Separation from Service” means a separation from service as defined in Section 1.409A-1(h) of the Treasury Regulations.

(l)            “Treasury Regulations” means the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.  Any references made in this Agreement to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

(m)          “Tree” means Tree.com, Inc.

EXHIBIT I

SIGNATURE PAGE TO THE

RESTRICTED STOCK AWARD AGREEMENT

DATED AS OF [DATE]

AMONG TREE.COM BU HOLDING COMPANY, INC.

AND [NAME]

The undersigned hereby executes the Restricted Stock Award Agreement (the “Agreement”), authorizes this Signature Page to be attached as a counterpart of the Agreement, and hereby agrees to be bound by the Agreement; and this Signature Page, together with the Signature Pages of Tree.com BU Holding Company, Inc. shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

If an entity:

Print Stockholder Name

By:
Name:
Title:
Address:

If an individual:

(Print Stockholder Name)

Address: